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                                                                     Exhibit 3.2

                           SECOND AMENDED REGULATIONS

                                       OF

                                   MEDEX, INC.

                                      INDEX

                                                                              Page
                                                                              ----
               ARTICLE ONE
               MEETINGS OF SHAREHOLDERS

Section 1.01   Annual Meetings...................................................1
Section 1.02   Calling of Meetings...............................................1
Section 1.03   Place of Meetings.................................................1
Section 1.04   Notice of Meetings................................................1
Section 1.05   Quorum............................................................2

               ARTICLE TWO
               DIRECTORS

Section 2.01   Authority and Qualifications; Chairman............................2
Section 2.02   Number of Directors and Term of Office............................3
Section 2.03   Meetings..........................................................3
Section 2.04   Notice of Meetings................................................4
Section 2.05   Waiver of Notice..................................................4
Section 2.06   Quorum............................................................5
Section 2.07   Executive Committee...............................................5

               ARTICLE THREE
               OFFICERS

Section 3.01   Officers..........................................................6
Section 3.02   Tenure of Office..................................................6

               ARTICLE FOUR
               SHARES

Section 4.01   Certificates......................................................6

               ARTICLE FIVE
               INDEMNIFICATION AND INSURANCE

Section 5.01   Indemnification...................................................7
Section 5.02   Court-Approved Indemnification....................................8
Section 5.03   Indemnification for Expenses......................................9
Section 5.04   Determination Required............................................9

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
Section 5.05   Advances for Expenses............................................10
Section 5.06   Article Five Not Exclusive.......................................11
Section 5.07   Insurance........................................................11
Section 5.08   Certain Definitions..............................................12
Section 5.09   Venue............................................................12

               ARTICLE SIX
               MISCELLANEOUS

Section 6.01   Amendments.......................................................13
Section 6.02   Action by Shareholders or Directors Without a Meeting............13
Section 6.03   Fiscal Year......................................................13

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                           SECOND AMENDED REGULATIONS

                                       OF

                                   MEDEX, INC.


                                   ARTICLE One

                            MEETINGS OF SHAREHOLDERS

          SECTION 1.01 ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the last day in January in each year or on such other date as may be fixed from time to time by the directors.

          SECTION 1.02 CALLING OF MEETINGS. Meetings of the shareholders may be called only by a director; the chairman of the board; the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; or the holders of at least a majority of all shares outstanding and entitled to vote thereat.

          SECTION 1.03 PLACE OF MEETINGS. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Ohio that may be designated either by the directors or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary.

          SECTION 1.04 NOTICE OF MEETINGS. Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than sixty (60) days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president

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or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

          SECTION 1.05 QUORUM. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

                                   ARTICLE TWO

                                    DIRECTORS

          SECTION 2.01   AUTHORITY AND QUALIFICATIONS; CHAIRMAN.

          (A) Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

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          (B)  The directors may elect a chairman of the board, who must be a director but who shall not be deemed to be an officer of the corporation. The chairman, if any, may not be an officer or employee of the corporation.

          SECTION 2.02   NUMBER OF DIRECTORS AND TERM OF OFFICE.

          (A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be seven (7). Each director shall be elected to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.

          (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal.

          (C) The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than nine (9) nor reduce the number of directors to less than one (1).

          (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

          SECTION 2.03 MEETINGS. The directors shall hold such meetings as may from time to time be called, and meetings of directors may be called only by the chairman of the board, the president, or any director. Meetings of directors shall be held at the principal office of the corporation in Ohio or at such other place, within or without the State of Ohio, as the chairman may from time to time determine. Meetings of the directors may be held through any

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communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

          SECTION 2.04 NOTICE OF MEETINGS. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

          (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

          (B) By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

          (C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

          SECTION 2.05 WAIVER OF NOTICE. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any

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director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

          SECTION 2.06 QUORUM. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

          SECTION 2.07 EXECUTIVE COMMITTEE. The directors may create an executive committee or any other committee of directors, to consist of not less than one (1) director, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

          Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

          Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or

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other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

                                  ARTICLE THREE

                                    OFFICERS

          SECTION 3.01 OFFICERS. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By Laws to be executed, acknowledged, or verified by two or more officers.

          SECTION 3.02 TENURE OF OFFICE. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

                                  ARTICLE FOUR

                                     SHARES

          SECTION 4.01 CERTIFICATES. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing numbers the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer or an

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assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

                                  ARTICLE FIVE

                          INDEMNIFICATION AND INSURANCE

          SECTION 5.01 INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by

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a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          SECTION 5.02 COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

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          (B)  the corporation shall promptly make any such unpaid
indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

          SECTION 5.03 INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

          SECTION 5.04 DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such

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determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

          SECTION 5.05 ADVANCES FOR EXPENSES. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing

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evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

          SECTION 5.06 ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          SECTION 5.07 INSURANCE. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this

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Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          SECTION 5.08 CERTAIN DEFINITIONS. For purposes of this Article Five, and as an example and not by way of limitation:

          (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

          (B) References to an "other enterprise" shall include employee tax benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

          SECTION 5.09 VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such

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indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

                                   ARTICLE SIX

                                  MISCELLANEOUS

          SECTION 6.01 AMENDMENTS. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal.

          SECTION 6.02 ACTION BY SHAREHOLDERS OR DIRECTORS WITHOUT A MEETING. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.

          SECTION 6.03 FISCAL YEAR. The fiscal year of the corporation shall begin on January 1 and end on December 31 in each year.

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